Exhibit 5.1
February 12, 2009
CVR Energy, Inc.
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
Ladies and Gentlemen:
     We have acted as counsel to CVR Energy, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Amendment No. 1 on Form S-3 to Form S-1, file no. 333-151787, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of up to $250 million of (i) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), (iii) one or more series of senior or subordinated debt securities of the Company (the “Debt Securities”), (iv) warrants of the Company to purchase Common Stock, Preferred Stock and/or Debt Securities (collectively, the “Warrants”) and (v) rights (the “Rights”) to purchase Common Stock, Preferred Stock and/or Debt Securities pursuant to a rights offering (the “Rights Offering”) to stockholders of record on the record date for the Rights Offering. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
     The Debt Securities may be issued pursuant to a senior debt indenture, dated February 12, 2009, by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “Senior Indenture”) attached as Exhibit 4.1 to the Registration Statement, or a subordinated debt indenture, dated February 12, 2009, by and between the Company and the Trustee (as may be amended or supplemented from time to time, the “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture” and collectively, the “Indentures”), attached as Exhibit 4.2 to the Registration Statement. The Warrants may be issued under one or more warrant

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agreements (each, a “Warrant Agreement” and collectively, the “Warrant Agreements”) by and between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Rights may be issued under one or more rights agreements (each, a “Rights Agreement” and collectively, the “Rights Agreements”) by and between the Company and a financial institution identified therein as rights agent (each, a “Rights Agent”). The Indentures, the Warrants, the Warrant Agreements, the Rights and the Rights Agreements and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”
     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.
     In all such examinations, we have assumed the legal capacity of all natural persons executing the Documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in the Indentures, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.
     To the extent it may be relevant to the opinions expressed below, we have assumed (i) that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and/or Preferred Stock on the date of any issuance of Common Stock, Preferred Stock, Warrants to acquire Common Stock or Preferred Stock, Rights to acquire Common Stock or Preferred Stock, Preferred Stock convertible into Common Stock or Debt Securities convertible into Common Stock or Preferred Stock, as applicable in each case, registered pursuant to the Registration Statement and (ii) that the parties to the Documents other than the Company have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto.
     Based upon the foregoing and subject to the limitations, qualifications

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and assumptions set forth herein, we are of the opinion that:
1.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants or any Rights exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) in conformity with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.
2.	When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants or any Rights exercisable for Preferred Stock or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations (the “Certificate of Designations”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not

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to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.
3.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Debt Securities (including any Debt Securities duly issued upon the exercise of any Warrants or any Rights exercisable for Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into Debt Securities) have been established in conformity with the applicable supplement to the Indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee and (iv) the Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the applicable Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.
4.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any

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requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (v) the terms of the Common Stock, the Preferred Stock or the Debt Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, such Warrants will constitute valid and binding obligations of the Company.
5.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Rights registered pursuant to the Registration Statement have been established in conformity with the applicable Rights Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Rights Agreement has been duly authorized, executed and delivered by the Company and the Rights Agent, (iv) such Rights have been duly authenticated by the Rights Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the applicable Rights Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (v) the terms of the Common Stock, the Preferred Stock or the Debt Securities issuable upon exercise of the Rights have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Rights have been properly reserved for issuance and (vii) upon exercise of such Rights into shares of

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Common Stock or Preferred Stock, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, such Rights will constitute valid and binding obligations of the Company.
     We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:
     (i) relating to indemnification, contribution or exculpation;
     (ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);
     (iii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;
     (iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;
     (v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and
     (vi) which may be construed to be in the nature of a penalty.
     We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for

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governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.
     The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
     The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the applicable provisions of the DGCL and the Constitution of the State of Delaware, in each case as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL and the Constitution of the State of Delaware. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters” in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
                                                        Very truly yours,

                                                        /s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

                                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP